UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 3)

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RANCHER ENERGY CORP.
 (Name of Registrant as Specified in Its Charter)
Not Applicable
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

RANCHER ENERGY CORP.
999-18th Street, Suite 3400
Denver, Colorado 80202
(303) 629-1125

PROXY STATEMENT
Annual Meeting of Stockholders
To be held on September 30, 2009

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Rancher Energy Corp. to be held on September 30, 2009, at 11:00 a.m. (Mountain Daylight Time) at Patton Boggs LLP, 1801 California Street, Suite 4900, Denver, Colorado  80202.  You will be asked to elect six directors to our Board of Directors at the Annual Meeting as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

You should know that during the past several months we received communications from Jon Nicolaysen, Sergei Stetsenko and others requesting that our directors resign.  On May 18, 2009, a group represented by Jon Nicolaysen, Andrei Stytsenko and persons affiliated with them (the “Stytsenko Group”) filed a preliminary proxy statement soliciting proxies to elect alternative director nominees at the Annual Meeting in opposition to the Board of Directors recommended nominees.  Subsequently, the Stytsenko Group amended its preliminary proxy statement to remove Mr. Nicolaysen from the Stytsenko Group as a proposed nominee.  The Stytsenko Group nominees have NOT been endorsed by our Board of Directors.

We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented.  We urge you to read the proxy statement carefully, and to use the WHITE proxy card to vote for the Board of Directors nominees by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.  Instructions are provided on the WHITE proxy card.

John H. Works
Director, President, Chief Executive Officer and Chief Financial Officer

August 26, 2009
Denver, Colorado

VOTING METHODS

        The accompanying proxy statement describes important issues affecting Rancher Energy Corp. ("Rancher"). If you are a stockholder of record, you have the right to vote your shares. To vote:

BY MAIL
a.           Mark your selections on the enclosed WHITE proxy card.
b.           Date and sign your name exactly as it appears on your WHITE proxy card.
c.           Mail the WHITE proxy card in the enclosed postage-paid envelope.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 2009.
The proxy materials for this Annual Meeting are available over the Internet at
www.vfnotice.com/rancherenergy

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m. Mountain Daylight Time, on September 30, 2009

PLACE	Patton Boggs LLP 1801 California Street, Suite 4900 Denver, Colorado 80202

ITEMS OF BUSINESS	(1) To elect six directors for one year terms until their successors are elected and qualified; and
(2) To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

RECORD DATE	You may vote if you are a stockholder of record at the close of business on August 24, 2009.

ANNUAL REPORT	Our annual report on Form 10-K for the year ended March 31, 2009, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote as follows:

(1) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed WHITE proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Alternative director nominees for election are expected to be proposed at the Annual Meeting.

By order of the Board of Directors,

John H. Works
Director, President, Chief Executive Officer and Chief
Financial Officer

Approximate date of mailing of the Proxy Materials
August 26, 2009
Denver, Colorado

RANCHER ENERGY CORP.
999-18th Street, Suite 3400
Denver, Colorado 80202
(303) 629-1125

PROXY STATEMENT
FOR THE ANNUAL MEETING  OF STOCKHOLDERS
ON SEPTEMBER 30, 2009

MEETING INFORMATION

This proxy statement is being furnished to the stockholders of Rancher Energy Corp. (“Rancher”, the “Company,” “we,” “us,” or “our”) on or about August 26, 2009, in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on September 30, 2009, at 11:00 a.m. (Mountain Daylight Time) at Patton Boggs LLP, 1801 California Street, Suite 4900, Denver, Colorado  80202.

The purpose of the Annual Meeting is to consider and vote upon:

1.	The election of six (6) directors for terms of one year each or until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

RECORD DATE AND VOTING SECURITIES

You are entitled to one vote for each share of voting common stock you own.

Your proxy will be voted in accordance with the directions you specify in the proxy.  If you do not provide directions in the proxy but sign the proxy and return it, your proxy will be voted (a) FOR each of the nominees for director named in the proxy statement, and (b) in the discretion of the proxy holders, for any other proposals that properly come before the Annual Meeting.

Only those stockholders that owned shares of the Company’s voting common stock on August 24, 2009, the Record Date established by the Board of Directors, will be entitled to vote at the Annual Meeting.

QUORUM AND VOTING

In order to have a quorum to transact business at the Annual Meeting, at least a majority of the total number of issued and outstanding shares of common stock must be present at the Annual Meeting, in person or by proxy. If there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Board of Directors may postpone or adjourn the Annual Meeting in order to permit the further solicitation of proxies.  At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting. Under the rules applicable to broker-dealers, the proposal for the election of a director is considered to be a routine matter upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.  A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker.  For such non-routine matters, the broker cannot vote either way and reports the number of such shares as “non-votes.”  Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

On May 18, 2009, a group represented by Jon Nicolaysen, Andrei Stytsenko and persons affiliated with them (the “Stytsenko Group”) filed a preliminary proxy statement soliciting proxies to elect alternative director nominees at the Annual Meeting in opposition to the Board of Directors recommended nominees.  Subsequently, the Stytsenko Group amended its preliminary proxy statement to remove Mr. Nicolaysen from the Stytsenko Group as a proposed nominee.  We believe that the current Board of Directors, with its extensive experience in the oil and gas industry, represents the best interests of our stockholders and that the six directors nominated by the Board of Directors should be re-elected.  The Board of Directors unanimously recommends a vote FOR each of the Board’s six nominees for director on the enclosed WHITE proxy card.

The Stytsenko Group nominees have NOT been endorsed by our Board of Directors.  We are not responsible for the accuracy of any information provided by or relating to the Stytsenko Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Stytsenko Group or any other statements that the Stytsenko Group may otherwise make.

If the Stytsenko Group does not withdraw their competing candidates for the Board of Directors, the election of directors will be considered a proposal on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors, your broker or other nominee may not be able to vote your shares in the election of directors, and your shares may not be voted for any of the nominees. We urge you to provide instructions to your broker or nominee so that your votes may be counted on this important matter. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

SOLICITATION AND VOTING OF PROXIES

It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote by completing the enclosed WHITE proxy card and returning it signed and dated in the enclosed postage paid envelope. Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your WHITE proxy card, but do not provide any instructions, your proxy will be voted FOR each of the nominees as directors.

If you are a registered shareholder (those whose shares are owned in their name and not in "street name") and attend the meeting, you may deliver your completed WHITE proxy card in person.  "Street name" shareholders should follow the voting instructions on the proxy form received from the institution that holds their shares.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a WHITE proxy card, and by notifying you of the availability of our proxy materials on the Internet. In accordance with SEC rules, you may access our proxy statement at www.vfnotice.com/rancherenergy, which does not have “cookies” that identify visitors to the site.

Other than the matters set forth in this proxy statement, the Company is not aware of any additional matters that will be presented for consideration at the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxy holder.

You may revoke your proxy at any time prior to its exercise by:

1.	filing a written notice of revocation with the Secretary of the Company,

2.	delivering to the Company a duly executed proxy bearing a later date, or

3.	attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person.

You may receive proxy solicitation materials from the Stytsenko Group, including an opposition proxy statement and proxy card.  Our Board of Directors urges you not to sign or return any proxy card sent to you by the Stytsenko Group.  If you have previously voted using the Stytsenko Group proxy card, you have every right to change your vote by executing the WHITE proxy card.  Only the latest dated proxy you submit will be counted.

The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to our common stockholders will be borne by the Company.  Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies by telephone or telegraph or by personal calls.  Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses.

PROPOSALS FOR STOCKHOLDER ACTION

Proposal 1:  Election of Directors

At the Annual Meeting, the stockholders will elect six members of the Board of Directors of the Company, each to a one-year term.  The Board of Directors has nominated John H. Works, William A. Anderson, Joseph P. McCoy, Patrick M. Murray, Myron (Mickey) M. Sheinfeld, and Mark A. Worthey to serve as directors.

Directors of the Company serve a one-year term or until their successors are elected and qualified. All of the nominees below currently serve as a director, have consented to being named in this proxy statement and have indicated their willingness to continue to serve as a director if elected.  If for any reason a nominee becomes unable or unwilling to serve, the Nominating and Corporate Governance Committee of our Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

The affirmative vote of a majority of the shares represented at the Annual Meeting is required to elect a director.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named as management’s nominees for directors of the Company.

Board of Directors

The following table sets forth each directors name, age, positions and offices with the Company.  Each of their current terms as directors of the Company expires at the next annual meeting of the Company’s stockholders.

Name	Age	Position
John H. Works	55	Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
William A. Anderson	69	Director
Joseph P. McCoy	58	Director
Patrick M. Murray	66	Director
Myron (Mickey) M. Sheinfeld	79	Director
Mark A. Worthey	51	Director

John H. Works - Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Mr. Works has been our President, Chief Executive Officer and a member of our Board of Directors since May 15, 2006.  Mr. Works was also appointed Secretary and Treasurer on June 24, 2008 and has served as our Chief Financial Officer since August 3, 2007.  Mr. Works brings over 25 years of experience in the global oil and gas industry as a corporate executive, investment banker and lawyer focusing on originating, structuring, financing and implementing domestic and international oil and gas projects.  Mr. Works was the founder and Managing Director of Emerging Markets Finance International, LLC (EMFI) of Denver, Colorado from March 2002 to May 2006.  The firm was an emerging markets international financial advisor and arranger, with oil and gas projects as its core area of expertise. In 2005, Mr. Works served as President and Chief Operating Officer of American International Depository & Trust and in 2001 Mr. Works served as Senior Vice President of International Producer Finance at Shell Capital in Houston, Texas.  From 1999 to 2001 Mr. Works was President and Chief Executive Officer of The Rompetrol Group in Bucharest, Romania, one of Romania’s largest privately-owned oil and gas companies.  From 1997 to 1999 Mr. Works served as Senior Vice President and Deputy Head of Project Finance Advisory at the ABN Amro Bank in Amsterdam, the Netherlands.  From 1996 to 1997 Mr. Works was Vice President, Emerging Markets, Former Soviet Union, at J.P. Morgan's investment banking unit in London, England.  Mr. Works served as Vice President and Legal Relationship Manager from 1990 to 1996 in J.P. Morgan's New York office involved in U.S. and global project advisory and merger and acquisition assignments.  Mr. Works began his career in 1982 and served as a corporate finance attorney with several Wall Street firms including Shearman & Sterling and Cahill Gordon & Reindel in New York.  Mr. Works was educated at the University of Denver College of Law (J.D. 1982), the Institut d'Etudes Politiques de Paris (Certificat d'Etudes Politiques 1978), the Universite de Paris-IV (Sorbonne) (Certificat de Langue Française 1977), and the University of Kansas (B.A. 1977).  Mr. Works is a U.S. national and is fluent in English and French.

William A. Anderson – Director

Mr. Anderson has been a member of our Board of Directors since April 20, 2007.  Mr. Anderson has been a consultant for Eastman Dillon Oil and Gas Association since January 2006.  From 1989 through 2005, he was a founder and partner of Weller, Anderson & Co. Ltd., a full-service stock brokerage firm.  Prior to founding Weller in 1989, Mr. Anderson held several senior executive positions, including president of HARC Technologies, president of Rainbow Pipeline Company, president of Farmers Oil Company, chief financial officer of ENSTAR Corporation, and general partner and senior vice president of Blyth, Eastman, Dillon & Co.  Mr. Anderson has extensive corporate board experience, having served as a director, committee chairman and/or committee member for a number of organizations, including Far East Energy Corporation (a reporting company), Tom Brown, Inc., NationsBank Houston, Northern Trust Bank of Texas, American Income Life Insurance Company, Wing Corporation and Seven J-Stock Farm, Inc.  He holds an MBA from the Harvard Business School and a B.S. in Business Administration from the University of Arkansas.

Joseph P. McCoy – Director

Mr. McCoy has been a member of our Board of Directors since April 20, 2007.  From April 2005 to April 2006, Mr. McCoy was senior vice president and chief financial officer of Burlington Resources Inc., one of the world’s largest independent oil and gas companies prior to being acquired by ConocoPhillips in 2006.  His previous positions include vice president, controller, and chief accounting officer of Burlington Resources (April 2001 to April 2005); vice president and controller of Vastar Resources; and vice president finance, planning, and control of ARCO Alaska, where he was employed for more than 20 years.  Mr. McCoy has been a member of the Board of Directors of Linn Energy, LLC, a reporting company, since October 2007.  He also has been a member of the Board of Directors of BPI Energy Holding, Inc., a reporting company, since November 2007.  Mr. McCoy holds an MS in Accounting and an MBA from Northeastern University and a B.A. in Economics from College of the Holy Cross.  He is a CPA.

Patrick M. Murray – Director

Mr. Murray has been a member of our Board of Directors since April 20, 2007. In May 2007, Mr. Murray retired from his positions as CEO and Chairman of the Board of Dresser, Inc., a worldwide industry leader in providing highly engineered products for the global energy infrastructure, which positions he held since April 2001. He had previously served as president of Dresser Equipment Group and vice president, strategic initiatives as well as vice president, operations of Dresser Industries. Prior assignments include president of Sperry-Sun Drilling Services, controller of NL Industries, a manufacturing company, and various financial and analyst positions with Exxon Company USA. Mr. Murray is currently a member of the board of directors of the following reporting companies: Precision Drilling Corp., Harvest Natural Resources, and Wellstream Holdings, Plc., a London Stock Exchange listed company. In addition, Mr. Murray also serves as a director on the following non-reporting entities: The Texas Business Hall of Fame. the World Affairs Council of Dallas Fort Worth, the Board of Regents of Seton Hall University, and the Advisory Board of the Maguire Energy Institute of Southern Methodist University. He holds a B.S. in Accounting and an MBA from Seton Hall.

Myron (Mickey) M. Sheinfeld – Director

Mr. Sheinfeld has been a member of our Board of Directors since April 20, 2007.  Since April 16, 2007, Mr. Sheinfeld has been counsel with King & Spalding LLP, one of the world’s largest law firms.  From April 2001 through mid-April 2007, Mr. Sheinfeld was senior counsel with Akin, Gump, Strauss, Hauer & Feld LLP, and for more than 30 years prior to that assignment he was an attorney and partner with Sheinfeld, Maley & Kay P.C.  He is a former Assistant United States Attorney for the Southern District of Texas, and has been an adjunct professor of law with the University of Michigan, the University of Texas and the University of Houston Schools of Law.  His current board experience is committee chairman and member roles on the board of Nabors Industries Ltd, a reporting company.  In addition, Mr. Sheinfeld is a director (and former president) of the non-reporting entity, National Association of Corporate Directors, the Tri Cities Chapter (Houston, Austin and San Antonio); and a member of the board of governors of the non-reporting entity, The Downtown Club Houston.  Mr. Sheinfeld holds a B.A. from Tulane University and a J.D. from the University of Michigan Law School.

Mark A. Worthey – Director

Mr. Worthey has been a member of our Board of Directors since February 16, 2007.  He was a founding officer of Denbury Resources Inc. since his employment there in 1992.  In 2006, Mr. Worthey retired from Denbury Resources as Senior Vice President—Operations, where he was responsible for all aspects of the company’s field operations. Denbury Resources owns the largest reserves of CO2 used for tertiary oil recovery east of the Mississippi River, is the largest oil and gas operator in Mississippi, and holds key operating acreage in the onshore areas of Louisiana, Alabama, and the Texas Barnett Shale.  Mr. Worthey also worked at Coho Resources from 1985 to 1992 as a geologist and then as an exploitation manager.  He also worked at Newport Petroleum as a geologist from 1984 to 1985.  Mr. Worthey served as a board member of Genesis Energy, L.P. from 2002 until 2006.  Mr. Worthey graduated from Mississippi State University with a B.S. in Petroleum Geology in 1984.

Executive Officers:

Richard E. Kurtenbach, 54, became our Chief Accounting Officer on August 27, 2007.  From April 2004 to August 2007, Mr. Kurtenbach was Vice President—Administration and Controller with publicly-traded Galaxy Energy Corporation where he was responsible for all administrative and accounting functions, including preparation of financial statements for SEC filings, internal controls and Sarbanes-Oxley compliance, financial modeling and management of joint interest activities for domestic and international drilling programs. From May 2003 to March 2004, Mr. Kurtenbach was Accounting Supervisor—Financial Reporting for Marathon Oil Company’s Powder River Business Unit, where he was responsible for the preparation and analysis of the Unit’s monthly and quarterly financial statements. From 2002 to 2003, Mr. Kurtenbach was self employed as a consultant to small energy companies advising management on financial, accounting auditing and taxation matters. From 1998 to 2001, Mr. Kurtenbach was the Finance and Administrative Manager for Hilton Petroleum, where he was responsible for the management of all financial, accounting and administrative matters for the Canadian publicly traded company. From 1985 to 1997, Mr. Kurtenbach was Manager—Commercial Services, American Region (1995-1997), Manager—Finance and Administration (1987-1995), and Financial Controller (1985-1987) at Ampolex (USA), Denver, Colorado, where he managed all financial accounting and administrative matters for the domestic and South American operations for the Australian publicly traded company. From 1983 to 1985, Mr. Kurtenbach was Controller of Phelps Dodge Fuel Development Corporation. From 1980 to 1983, Mr. Kurtenbach was Controller for Calvin Exploration Inc. in Denver, Colorado. From 1978 to 1980, Mr. Kurtenbach worked as a staff auditor at Price Waterhouse. Mr. Kurtenbach received a B.S. in Accounting from Illinois State University in Normal, Illinois (1978) and was licensed as a Certified Public Accountant in Illinois in 1978 and Colorado in 1981.

The Board of Directors recommends a vote FOR the election of each of the nominees.

Other Matters

The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

INFORMATION REGARDING THE STYTSENKO GROUP NOMINEES

You should be aware of the backgrounds and lack of relevant experience of the Stytsenko Group’s nominees.  Of the six nominees, only Jeffery B. Bennett and Andrei Stytsenko have any oil and gas experience and there is no record of success by them in public companies in the oil and gas industry.

Andrei Stytsenko

Andrei Stytsenko is the brother of Sergei Stetsenko, our largest individual stock holder. Sergei Stetsenko has been an active participant in the Stytsenko Group’s efforts to replace our current directors.  On December 31, 2008, Sergei Stetsenko was part of a group of shareholders that threatened a lawsuit against Rancher and each of the directors and executive officers.

Andrei Stytsenko was an officer and director of Rancher when our name was Metalex Resources Inc., but he resigned from his positions shortly after the name was changed and our business plan changed.  According to Andrei Stytsenko’s biography set forth in the Stytsenko Group’s preliminary proxy, he has not worked in any capacity since he resigned from Rancher.

BACKGROUND AND CONTACTS WITH THE STYTSENKO GROUP

The following is a chronology of the material contacts and events in our relationship with the Stytsenko Group leading to the proxy solicitation made by the Stytsenko Group.

On December 31, 2008, we received a letter from Conrad C. Lysiak, an attorney representing the Stytsenko Group stating that our Directors had acted negligently and contrary to their fiduciary duties.  The letter threatened a lawsuit against us and each member of our Board of Directors, individually, and demanded that each of the Directors and Executive Officers: (i) return all cash and stock received from us for their past services, (ii) cease payment of any cash or stock compensation for their services to be provided to us, (iii) resign their positions as Directors and Executive Officers, and (iv) call a stockholders meeting to elect Andrei Stytsenko as the sole member of our Board of Directors.  We believe that there is no basis for these allegations, and we did not ask for, nor did we receive a mass resignation, of our Directors and Executive Officers. No suit has been filed.

On January 20, 2009, Jon Nicolaysen sent to us a request for a list of our shareholders.  We responded by requesting additional information, and we provided to Mr. Nicolaysen a list of our shareholders of record at February 11, 2009.

On February 5, 2009, Sergei Stetsenko filed a Schedule 13D with the SEC regarding his ownership of 8,896,000 shares of our common stock.  Persons who own more than 5% of the outstanding shares of a company registered with the SEC, such as Rancher, must file a Schedule 13D with the SEC within 10 days of their acquisition of such shares, and must indicate the date of the event in which they acquired more than 5% of the shares.  Mr. Stetsenko stated in his Schedule 13D that the date of the event was October 28, 2008.

The Rules and Regulations of the SEC provide that certain information must be provided in a Schedule 13D, including in Item 4 the purpose or purposes of the acquisition of securities and a description of any plans or proposals which the shareholder may have which relate to or would result in, "any change in the present board of directors or management of the issuer."  In Item 4 of his Schedule 13D, Mr. Stetsenko stated that his shares were held "for investment purposes," and that he had no "plan or proposal, which relates to, or would result in, any of the actions enumerated in Item 4 of the instructions to the Schedule 13D."  The Schedule 13D filed by Sergei Stetsenko did not include any other members of the Stytsenko Group, and no other filings have been made with the SEC regarding their ownership of our common stock and their intention to change the control of our Board of Directors.

On February 24, 2009, Mr. Nicolaysen sent a letter to certain shareholders, including at least one member of our Board of Directors, stating that our management needs to be replaced, and that he wishes to determine whether a proxy fight is possible.  He asked for them to sign a statement that they were willing to participate in that effort and sign a binding bonafide proxy upon presentation of a reasonable management plan.

On April 17, 2009, Mr. Nicolaysen sent a letter to certain shareholders, including at least one member of our Board of Directors, stating he has made an alliance with Wil Rondini of Falcon Capital and several large shareholders of Rancher and that he thinks it's possible to garner enough proxies to force the current management out.

On May 5, 2009, we received a document from Mr. Nicolaysen in which he certified on May 5, 2009 that he, Sergei Stetsenko and seven other shareholders together owning approximately 30,698,479 shares (of which 9,183,946 shares were listed opposite Sergei Stetsenko's name) demanded a shareholders meeting for the election of directors.

On May 14, 2009, Mr. Nicolaysen sent a letter to us demanding that the meeting of shareholders be held no later than June 3, 2009 and stating that his group of shareholders proposed himself, Andrei Stytsenko and Mathijs van Houweninge as the slate of directors for the meeting.

On May 14, 2009, Mr. Nicolaysen also sent to Mr. Works and Mark Worthey, a member of our Board of Directors, an email in which he stated that, "I continue to accumulate proxys and support for the shareholder's meeting.  You already know that Sergei Stetsenko and close friends control over 30 million shares of Rancher."

On May 11, 2009, John Works, our CEO, received an email from a shareholder stating, "as per the request from Wil Rondini, please find my proxy vote attached."  Attached was a signed proxy appointing Jon Nicolaysen as Proxy authorizing him to vote, "as he decides," all of her shares of our common stock at any special shareholder meetings to be held on or before October 31, 2009.

During May 2009, our CEO, John Works, and Mark Worthey, a member of our Board of Directors, had several telephone conversations with Jon Nicolaysen.  They asked Mr. Nicolaysen repeatedly to disclose his group's plans for Rancher if his group were to take control of Rancher.  Mr. Nicolaysen responded that his group wanted management changed and that he would provide a plan only after that occurred.  Mr. Works and Mr. Worthey explained to Mr. Nicolaysen that it would be helpful to know those plans in order to discuss what other arrangements could be made.  Despite repeated requests, Mr. Nicolaysen refused to provide any plans.  Mr. Nicolaysen also sent an email to Mr. Worthey on May 26, 2009, threatening to file a lawsuit if we did not include the alternate slate of directors in the same proxy statement as ours.

BOARD OF DIRECTORS

Board of Directors

The business affairs of the Company are managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the Board of Directors. It also holds special meetings as required from time to time when important matters arise requiring action between scheduled meetings.

The Board of Directors had 17 meetings during the fiscal year ended March 31, 2009 (“Fiscal 2009”). Each of the Company’s directors participated in at least 75% of the meetings of the Board of Directors and the committees of the board on which he served during Fiscal 2009.

The Company does not have a formal policy regarding directors’ attendance at the Annual Meeting; however, all incumbent directors, as well as the nominees for election as director, are encouraged to attend each annual meeting of the stockholders of the Company.

Director Independence

Our Board of Directors is comprised of six individuals.  We have determined that five of our directors (Messrs. Anderson, McCoy, Murray, Sheinfeld and Worthey) are each an “independent director” as defined under the published listing requirements of The NASDAQ Stock Market.

Committees of the Board of Directors

We have standing Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors.  Each of these committees was formed on May 31, 2007.

•
Audit Committee. Our Audit Committee (the “Audit Committee”) was formed on May 31, 2007.  The responsibilities of our Audit Committee include overseeing our financial reporting process, reporting the results of its activities to the Board of Directors, retaining and ensuring the independence of our auditors, approving services to be provided by our auditors, reviewing our periodic filings with the independent auditors prior to filing, and reviewing and responding to any matters raised by the independent auditors in their management letter.  The members of our Audit Committee are Messrs. McCoy (Chairman), Anderson and Sheinfeld.   During Fiscal 2009, the Audit Committee met 5 times.  A copy of our Audit Committee charter is included on our website at http://www.rancherenergy.com/.

•
Audit Committee Financial Expert. The Board of Directors has determined that Mr. McCoy meets the qualifications of an “audit committee financial expert” as that term is defined in Regulation S-K and the qualification of “financial sophistication” under NASDAQ rules.

•
Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and prerequisites of our Company’s executive officers.  The Compensation Committee also reviews and recommends to the Board of Directors any new compensation or retirement plans and administers such plans.  The Compensation Committee is comprised of three non-employee Board members, Messrs. Murray (Chairman), Anderson and Worthey.  During Fiscal 2009, the Compensation Committee met 2 times.  A copy of our compensation committee charter is included on our website at http://www.rancherenergy.com/ .

•
Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee establishes internal corporate policies and has the power to nominate persons to serve on our Board of Directors.  When considering potential director candidates for nomination or election, this committee considers, among other things, a high standard of personal and professional ethics, integrity and values, professional experience, industry knowledge and a willingness to act in the best interests of the Company.  Potential candidates should be referred to the Chairman of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee shall maintain a list of director candidates to consider and propose to the Board of Directors, as required.   The members of the Nominating and Corporate Governance Committee are Messrs. Sheinfeld (Chairman), McCoy, Murray and Worthey.  The Nominating and Corporate Governance Committee met one time in Fiscal 2009.  A copy of our nominating committee charter is included on our website at http://www.rancherenergy.com/ .

Certain Related Transactions

Pursuant to the employment agreements we have entered into with our executive officers, we have the obligations under those agreements as more fully described in “Executive Compensation” below.

On April 20, 2007, our Board of Directors appointed Messrs. William A. Anderson, Joseph P. McCoy, Patrick M. Murray, and Myron M. Sheinfeld as members of the Board of Directors to serve until the next annual meeting of stockholders or their successor is duly elected and qualified.  We had no special arrangements, related party transactions, or understandings with the foregoing appointed directors in connection with their appointment to the Board of Directors, except that compensation arrangements have been made as follows.  On April 20, 2007, each newly appointed director was granted an option to purchase 10,000 shares of our common stock pursuant to our 2006 Stock Incentive Plan.  The exercise price of the initial grant was $1.02 per share, the fair market value of our common stock on the date of grant. The option vests 20% (2,000 shares) on each one year anniversary of the date of the initial grant and will be exercisable for a ten-year term.  Under our compensation arrangements with each director identified above and Director Mark A. Worthey, each is entitled to receive annual grants of options to purchase 10,000 shares priced at the future grant dates.  On May 31, 2007, each of the directors identified above also received a stock grant of 100,000 shares of the Company’s common stock pursuant to a restricted stock agreement that vests 20% (20,000 shares) on the anniversary date of grant per year thereafter.

On May 31, 2007, we granted 100,000 shares of our common stock pursuant to a restricted stock agreement to Mr. Worthey with the same vesting terms as received by Messrs. Anderson, McCoy, Murray and Sheinfeld described in the above paragraph.  The foregoing stock grant was made to align Mr. Worthey’s stock ownership interests with Messrs. Anderson, McCoy, Murray and Sheinfeld.  On February 16, 2007, in connection with Mr. Worthey’s election to our Board of Directors, we also granted Mr. Worthey an option to purchase 10,000 shares of our common stock pursuant to our 2006 Stock Incentive Plan.  The exercise price is $1.63 per share, the fair market value of our common stock on the date of grant.  The options vest 50% on the first anniversary date of the grant and 50% on the second anniversary date of the grant, and have a five-year term.

In addition, each of our non-employee directors receives an annual retainer fee of $45,000 payable in shares of our common stock, to be paid quarterly and priced at fair market value at the end of each fiscal quarter.  Each of our non-employee directors will also receive $6,000 per year, plus reasonable out of pocket expenses, to attend the quarterly Board of Directors meetings.  If a non-employee director is a member of a committee, he will receive $4,000 per year and a committee chairman will receive $6,000 per year, except an audit committee chairman will receive $10,000 per year.  A director may receive stock in lieu of cash, which will be computed using the ratio of $1.50 of the Company’s common stock for each $1.00 to be paid in cash to the director.  The following table summarizes issuances of common stock pursuant to our Board compensation arrangement in the aggregate:

Date of Issue	Number of Shares Issued	Fair Market Value Per Share at Issue Date
June 30, 2007	101,713	$0.73
September 30, 2007	181,098	$0.41
December 31, 2007	275,001	$0.27
March 31, 2008	190,385	$0.39
June 30, 2008	239,514	$0.31
September 30, 2008	495,000	$0.15
December 31, 2008	2,653,845	$0.026
March 31, 2009 (1)	0	N/A

(1)	All of the non-employee directors elected to forgo stock compensation for the quarter ended March 31, 2009.

The Company has not implemented a formal written policy concerning the review of related party transactions, but compiles information about transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, including the nature of each transaction and the amount involved. The Audit Committee has responsibility for reviewing these transactions.

Communications With the Board of Directors

Stockholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to John H. Works, our Director, President, Chief Executive Officer and Chief Financial Officer, at our principal executive office address.  All such communications shall be shared with the members of the Board of Directors, or if applicable, a specified committee or director.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee met during the fiscal year ended March 31, 2009 and subsequent to March 31, 2009 for the following purposes: (i) to review and discuss with management the draft of the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the years ended March 31, 2008 and 2009, (ii) to review and discuss with management the drafts of the unaudited financial statements to be included in the Company’s Quarterly Reports for the periods ended June 30, September 30 and December 31, 2008 (iii) to discuss with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s use of accounting principles and such other matters as are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standard No. 61, as amended, (iv) to review the written disclosures and the letter received from the independent auditors required by Independence Standards Board Standard No. 1, including written confirmation from the independent auditors confirming the auditors’ independence from management and the Company, and (iv) to discuss with the Company’s independent auditors the overall scope and plans for the audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2009 for filing with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under those Acts.

The Audit Committee

Joseph P. McCoy, Chairman
William A. Anderson
Myron (Mickey) M. Sheinfeld

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers, and employees.  The Board of Directors expects all directors, as well as officers and employees, to act ethically at all times and to adhere to the policies outlined in our Code of Business Conduct and Ethics.  Our Code of Business Conduct and Ethics can be found at www.rancherenergy.com.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of July 24, 2009 there were 119,516,723 shares of common stock outstanding. The following sets forth, as of July 24, 2009, the ownership of our common stock held by each person who beneficially owns more than 5% of our common stock, each of our directors, each executive officer, and all of our directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly and the named person possesses sole voting and sole investment power with respect to all such shares. Shares not outstanding but deemed beneficially owned because a person or a member of a group has a right to acquire them within sixty (60) days after July 24, 2009 are treated as outstanding only when determining the amount and percentage owned by such person or such group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1),(2)	Percent of Common Stock Outstanding (3)
John H. Works, Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (4) 999-18th Street, Suite 3400 Denver, Colorado 80202	3,350,000	2.8%

William A. Anderson, Director (5) 999-18th Street, Suite 3400 Denver, Colorado 80202	1,078,106	*

Joseph P. McCoy, Director (6) 999-18th Street, Suite 3400 Denver, Colorado 80202	1,199,577	1%

Patrick M. Murray, Director (7) 999-18th Street, Suite 3400 Denver, Colorado 80202	761,345	*

Myron (Mickey) M. Sheinfeld, Director (8) 999-18th Street, Suite 3400 Denver, Colorado 80202	761,345	*

Mark A. Worthey, Director (9) 999-18th Street, Suite 3400 Denver, Colorado 80202	872,183	*

Richard E. Kurtenbach, Chief Accounting Officer (10) 999-18th Street, Suite 3400 Denver, Colorado 80202	150,000	*

All Executive Officers and Directors as a Group (7 persons)	8,172,556	6.8%

Hound Partners LLC, Hound Performance, LLC, Jonathan Auerbach. (11) 101 Park Avenue, 48th Floor New York, NY 10178	13,228,463	11.07%

Hound Partners, LP, (12) 101 Park Avenue, 48th Floor New York, NY 10178	7,349,072	6.15%

Hound Partners Offshore Fund, LP (13) 101 Park Avenue, 48th Floor New York, NY 10178	8,456,057	7.07%

Persistency, Persistency Capital, LLC, Andrew Morris (14) c/o 1270 Avenue of the Americas, Suite 2100 New York, NY 10020	10,227,781	8.56%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1),(2)	Percent of Common Stock Outstanding (3)
The Bessemer Group, Incorporated, Bessemer Trust Company, N.A., Bessemer Investments Management, LLC, Old Westbury Real Return Fund (15)	11,329,358	9.48%

Sergei Stetsenko (16) Paradeplatz 4 Zurich 8001 Switzerland	8,896,000	7.44%

* Less than 1%

(1)
Under SEC Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Proxy Statement.

(2)	Except as indicated in the footnotes below, each person has sole voting and dispositive power over the shares indicated.

(3)	Percentages are based on an aggregate 119,516,723 shares issued and outstanding as of July 24, 2009.

(4)
Of this total, Mr. Works does not claim beneficial ownership or control of 75,000 shares, which have been previously gifted by Mr. Works to a family member.  Mr. Works also has beneficial ownership and control over 25,000 shares of common stock that are held by The David Works Family Trust of which he is the trustee and 175,000 shares that are held by trusts for the benefit of his minor children of which he is the trustee.

(5)
Includes options held by Mr. Anderson to purchase 4,000 shares of Common Stock for $1.02 per share that will expire on April 20, 2017. 100,000 shares held directly by Mr. Anderson are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.  Mr. Anderson also has beneficial ownership and control over 10,000 shares of common stock held by Anderson Securities Corp.

(6)
Includes options held by Mr. McCoy to purchase 4,000 shares of Common Stock for $1.02 per share that will expire on April 20, 2017. 100,000 shares held by Mr. McCoy are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.

(7)
Includes options held by Mr. Murray to purchase 4,000 shares of Common Stock for $1.02 per share that will expire on April 20, 2017. 100,000 shares held by Mr. Murray are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.

(8)
Includes options held by Mr. Sheinfeld to purchase 4,000 shares of Common Stock for $1.02 per share that will expire on April 20, 2017. 100,000 shares held by Mr. Sheinfeld are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.

(9)
Includes options held by Mr. Worthey to purchase 10,000 shares of Common Stock for $1.63 per share that will expire on February 16, 2012. 100,000 shares held by Mr. Worthey are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.

(10)
Mr. Kurtenbach has options to purchase 450,000 shares of common stock at an exercise price of $0.45 per share, which vest 33-1/3% on August 27, 2008, 33-1/3% on August 27, 2009, and 33-1/3% on August 27, 2010.  These options expire on August 27, 2012.

(11)
Jonathan Auerbach, as managing member of Hound Performance, LLC, the general partner for both Hound Partners, LP and Hound Partners Offshore Fund LP, has voting power and investment control over shares of stock owned by Hound Partners LP and Hound Partners Offshore Fund LP.  Information obtained from a Schedule 13G filed February 13, 2009.

(12)
Jonathan Auerbach, as managing member of Hound Performance, LLC, the general partner for both Hound Partners, LP and Hound Partners Offshore Fund LP, has voting power and investment control over shares of stock owned by Hound Partners LP and Hound Partners Offshore Fund LP.  Includes Warrant to purchase 1,326,400 shares of common stock at an exercise price of $1.50 per share and expire March 30, 2012.  Information obtained from a Schedule 13G filed February 13, 2009.

(13)
Jonathan Auerbach, as managing member of Hound Performance, LLC, the general partner for both Hound Partners, LP and Hound Partners Offshore Fund LP, has voting power and investment control over shares of stock owned by Hound Partners LP and Hound Partners Offshore Fund LP.  Includes Warrant to purchase 1,340,266 shares of common stock at an exercise price of $1.50 per share and expire March 30, 2012. Information obtained from a Schedule 13G filed February 13, 2009.

(14)	Includes warrants to purchase 3,333,333 shares of common stock at an exercise price of $1.50 per share and expire March 30, 2012. Information obtained from a Schedule 13G filed February 13, 2009.

(15)	Information obtained from a Schedule 13D filed April 7, 2008.

(16)	Information obtained from a Schedule 13D filed February 5, 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth in summary form the compensation received by our named executive officers who consist of the Chief Executive Officer and Chief Financial Officer, Chief Accounting Officer, and former Chief Operating Officer during the last two fiscal years.

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards (A)	All Other Compensation (B)	Total

John H. Works	2009	$225,000	$—	$—	$13,800	$238,000
President, Chief	2008	$225,000	$22,500	$—	$13,800	$261,300
Executive Officer and Chief Financial Officer (C)

Richard E. Kurtenbach	2009	$175,000	$—	$—	$11,800	$182,000
Chief Accounting	2008	$105,449	$17,500	$94,756	$3,599	$221,304
Officer (D)

Andrew Casazza	2009	$13,333	$—	$—	$14,621	$27,954
Chief Operating	2008	$160,000	$16,000	$—	$11,200	$187,200
Officer (E)

(A)
The amount in this column reflects the total grant date fair value for financial statement reporting purposes for awards granted in the fiscal year ended March 31, 2008, in accordance with FAS 123(R).  Please refer to Note 7 of the Notes to Financial Statements of our audited financial statements for the fiscal year ended March 31, 2008, which begin on page F-18, for a discussion of the assumptions made in the valuation of the stock option awards.

(B)
For Mr. Works and Mr. Kurtenbach, Other Compensation represents auto allowances and contributions to their respective 401(k) accounts. For Mr. Casazza, Other Compensation represents auto allowances, contributions to his 401(k) account and payment for accrued but unused vacation as of his termination.

(C)	Mr. Works also served as a member of our Board of Directors for no additional compensation.

(D)	Mr. Kurtenbach was appointed our Chief Accounting Officer on August 3, 2007.

(E)	Mr. Casazza resigned from his position as our Chief Operating Officer effective April 30, 2008.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control

Employment Agreements

We entered into an employment agreement with John H. Works, dated June 1, 2006, pursuant to which he agreed to become our President, Chief Executive Officer, and a member of our Board of Directors.  The term of Mr. Works’ agreement is two years, beginning May 1, 2006.  The agreement shall automatically be renewed for two year terms unless prior to the commencement of the additional term: (i) either party gives thirty-days’ written notice of such party’s desire to terminate the agreement or (ii) the parties cannot agree to mutually acceptable terms for the additional term.  We amended Mr. Works’ employment agreement on March 14, 2007 pursuant to which we pay him an annual salary of $225,000 per year.  Under Mr. Works’ agreement as amended, we reimburse him for out-of-pocket expenses incurred by him up to $10,000 per month and pay him an automobile allowance of $400 per month.  In conjunction with his employment and as an incentive to become our President and Chief Executive Officer, we granted to Mr. Works, under his employment agreement, an option to purchase 4,000,000 shares of our common stock at a price of $0.00001 per share.  The options vested 1,000,000 shares upon grant and vested 250,000 shares quarterly thereafter, beginning June 1, 2006 through May 31, 2009.  As of May 31, 2009, all of Mr. Works’ options to purchase 4,000,000 shares of our common stock have been exercised.

On August 3, 2007, we entered into an employment agreement with Richard E. Kurtenbach to become our Chief Accounting Officer.  Pursuant to the employment agreement, Mr. Kurtenbach will receive a base salary of $175,000 and a year end bonus to be determined by our Board of Directors.  Mr. Kurtenbach began his employment with us on August 27, 2007 and he was granted on that date an option to purchase 450,000 shares of our common stock at an exercise price of $0.45 per share.  The options vests annually over a three-year period from the date of grant, and will be exercisable for a term of five years, subject to early termination of Mr. Kurtenbach’s employment with us.  In addition, Mr. Kurtenbach is entitled to the coverage or benefits under any and all employee benefit plans maintained by us.

On October 6, 2006, we promoted Andrew Casazza to Chief Operating Officer effective October 3, 2006.  In connection with this promotion, on October 23, 2006, we entered into a three-year employment agreement ending on October 31, 2009 with Mr. Casazza for his employment as our Chief Operating Officer.  Under Mr. Casazza’s employment agreement, Mr. Casazza was entitled to receive a base salary of $100,000, which was subsequently increased on March 14, 2007 to $160,000 per year.  Mr. Casazza was eligible to receive a discretionary bonus for each calendar year during the term and is entitled to the coverage or benefits under any and all employee benefit plans maintained by us.  On October 2, 2006, we granted Mr. Casazza an option to purchase 750,000 shares of our common stock at an exercise price of $1.75 per share.  Mr. Casazza’s option vested 25% on the date of grant and was to vest 25% on each anniversary date thereafter.  Mr. Casazza resigned his position as our Chief Operating Officer effective April 30, 2008.

Potential Payments Upon Termination or Change-in-Control

Under Mr. Works’ employment agreement, if Mr. Works’ employment is terminated by us for cause, we are obligated to pay Mr. Works, within 30 days after the date of his termination, a lump sum payment in the amount equal to the sum of the accrued but unpaid base salary through the date of termination plus any unpaid approved expenses. If Mr. Works’ employment is terminated by us without cause, we are obligated to pay Mr. Works, within 30 days after the date of his termination, a lump sum payment an amount equal to the sum of three months base salary plus any unpaid approved expenses.

If we terminate the employment of Mr. Kurtenbach for cause, we are obligated to pay him no later than ten days following the date of termination, a lump sum equal to Mr. Kurtenbach’s accrued base salary through the date of termination, and any and all accrued vacation pay, and accrued benefits through the date of termination. If we terminate the employment of Mr. Kurtenbach without cause or if he resigns for good reason, Mr. Kurtenbach is entitled to receive (i) his base salary accrued through the date of termination, (ii) any and all accrued vacation and accrued benefits through the date of termination and (iii) his base salary at the rate in effect on the date of notice of termination for a period of six months thereafter.

The following table describes and quantifies certain compensation that would become payable under the existing employment agreements with our executive officers if their employment had been terminated on March 31, 2009 by us without cause, or by Mr. Works or Mr. Kurtenbach for good reason given each of their compensation and service levels as of such date and, if applicable, based on our closing stock price on that date:

	By Company Without Cause	By Officer for Good Reason
Mr. Works	$56,250	—
Mr. Kurtenbach	$87,500	$87,500

Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth certain information regarding stock options held by the named executive officers as of March 31, 2009.

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#) (A)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

John H. Works	250,000	250,000	$0.00001	None

Richard E. Kurtenbach	150,000	300,000	$0.45	8/27/12

(A)
Mr. Works’ options vested 250,000 shares quarterly for each quarter ended from August 31, 2006 through May 31, 2009.  Mr. Kurtenbach’s options vest 150,000 shares annually from August 27, 2008 through August 27, 2010.

Director Compensation

We compensated our non-employee Directors during our last fiscal year, which ended March 31, 2009, using a mix of compensation, including: an annual retainer paid in shares of common stock, meeting fees and committee chair fees.  Directors who are our employees receive no additional compensation for serving on the Board of Directors.

Cash Compensation and Equity Compensation

All non-employee Directors receive $45,000 annual compensation, which is paid quarterly in shares of our common stock and is priced at the fair market value at the end of each fiscal quarter represented by the closing price on the last trading day of the quarter.  Each non-employee Director also receives $6,000 per year, plus reasonable out of pocket expenses, to attend Board of Directors meetings.  If a non-employee Director is a member of a committee, he or she receives $4,000 per year for committee meetings.  A committee chairman receives $6,000 per year, except an audit committee chairman receives $10,000 per year.  Meeting payments are made quarterly and a Director may receive stock in lieu of cash under the 2006 Stock Incentive Plan, which will be computed using the ratio of $1.50 of our common stock for each $1.00 to be paid in cash to the Director.  In addition to the above compensation, each non-employee director received in conjunction with his joining the Board of Directors a stock grant of 100,000 shares of our common stock that vests 20% (20,000 shares) on the date of grant with vesting 20% per year thereafter.

 The following table contains information pertaining to the compensation of our non-employee Directors during the fiscal year ended March 31, 2009.

Name	Fees Earned Or Paid In Cash	Stock Awards (A)	Option Awards	All Other Compensation	Total

William A. Anderson	$—	$49,500	$—	$—	$49,500

Joseph P. McCoy	$—	$56,250	$—	$—	$56,250

Patrick M. Murray	$12,000	$33,750	$—	$—	$45,750

Myron M. Sheinfeld	$12,000	$33,750	$—	$—	$45,750

Mark A. Worthey	$3,500	$44,250	$—	$—	$47,750

(A)
Stock Awards compensation reflects the grant date fair value as measured in accordance with FAS 123(R).  During the fiscal year ended March 31, 2009, each director received the following shares of common stock during the last fiscal year as fees for his service on our Board of Directors and committees (as the case may be): Mr. Anderson received 797,840 shares; Mr., McCoy received 906,638 shares; Mr. Murray received 543,982 shares; Mr. Sheinfeld received 543,982 shares; and Mr. Worthey received 595,917 shares.

Equity Compensation Plan Information

The following table sets forth information as of March 31, 2009, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company that are authorized for issuance, aggregated as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	576,000	$0.61	9,424,000
Equity compensation plans not approved by security holders	500,000	$0.00001	-0-
Total	1,076,000	$0.32	9,424,000

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Auditors

Currently, the Company has selected Hein & Associates LLP (“Hein”) as its independent registered public accounting firm for the fiscal years ended March 31, 2009 and 2010. During the two most recent fiscal years and subsequent interim period prior to its selection as independent accountants, Hein had not been consulted by the Company on any of the matters referenced in Regulation S-K Item 304(a)(2)(i) or (ii).

A representative of Hein is not expected to be present at the Annual Meeting.

Auditor’s Fees

The following table describes fees for professional audit services rendered by Hein, our principal accountant, for the audit of our annual financial statements for the years ended March 31, 2009 and March 31, 2008 and fees billed for other services rendered by Hein during the 2009 and 2008 fiscal years.

Type of Fee	Fiscal 2009	Fiscal 2008
Audit Fees (1)	$110,258	$171,413
Audit - Related Fees (2)	7,138	36,733
Tax Fees (3)	10,000	21,210
All Other Fees	-	-
Total	$127,396	$229,356

1.
Audit Fees include the aggregate fees incurred by us for professional services rendered by Hein for the audit of our annual financial statements, review of financial statements included in our Forms 10-Q and 1933 Act filings for the 2009 and 2008 fiscal years

2.
Audit - Related Fees include the aggregate fees incurred by us for professional services rendered by Hein for their audit of the pre-predecessor revenue and expenses, review of proxy and S-1 Registration Statement and SEC comment letters.

3.	Tax Fees include the aggregate fees incurred by us for professional services rendered by Hein for tax compliance and tax planning for the 2009 and 2008 fiscal years.

Pre-approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditor.  All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.  The Audit Committee has considered the role of Hein in providing services to us for the fiscal years ended March 31, 2009 and March 31, 2008 and has concluded that such services are compatible with their independence as our auditors.  In 2009 and 2008, 100% of the Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and persons who own more than 10% of the Common Stock to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission.

Based solely on a review of copies of such reports furnished to us and written representation that no other reports were required during the fiscal year ended March 31, 2009, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission (“SEC”).

ADDITIONAL INFORMATION

Stockholder Proposals for 2010

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our March 31, 2010 fiscal year, proposals by individual stockholders must be received by us no later than April 29, 2010.

In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting of stockholders following the end of our March 31, 2009 fiscal year to be properly brought before such meeting, such proposal must be delivered to, or mailed and received by, the Corporate Secretary at the Company’s executive offices no later than July 13, 2010.

Annual Report

A copy of the Company’s fiscal year end March 31, 2009 Annual Report to Stockholders on Form 10-K accompanies this proxy statement. This report is not part of the proxy solicitation materials.

Upon written request, the Company will furnish to any stockholder without charge a copy of its annual report on Form 10-K for the year ended March 31, 2009. Such written requests should be directed to Rancher Energy Corp., 999-18th Street, Suite 3400, Denver, Colorado 80202, Attn: Secretary.  Stockholders may also receive copies of our reports filed with the SEC by accessing the SEC’s website at http://www.sec.gov/.

Appendix A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF
PROXIES BY RANCHER ENERGY CORP.

Under the applicable SEC rules, Rancher and its employees, directors and nominees for director are deemed “participants” with respect to the solicitation of proxies in connection with the annual meeting. Certain information about these participants, other than the Company, is presented below.

Information Regarding Ownership of Rancher Securities by Participants

The principal occupations of our directors and nominees who are considered "participants" in our solicitation are set forth under the section above titled "Proposal One: Election of Directors" of this proxy statement.  The name, business address and number of shares of our common stock held by our named executive officers and directors as of June 2, 2009 is set forth under the “Beneficial Ownership of Certain Shareholders” section of this proxy statement.

Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of Rancher or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.  Neither we nor, to the best of our knowledge, any of the participants has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed herein or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Recent Trading History in the Company’s Securities by Participants

The following table sets forth all transactions involving shares of our Common Stock by our director nominees within the past two years.  No part of the purchase price or market value of any of the shares specified below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares Granted or Purchased	Number of Shares Sold or Gifted		Price Per Share
John Works	05/29/2009	250,000	—			(1)
John Works	05/12/2009	250,000	—			(1)
John Works	12/12/2008	250,000	—			(1)
John Works	09/09/2008	—	500,000		$0.16
John Works	09/02/2008	250,000	—			(1)
John Works	09/02/2008	—	25,000	(2)	$0
John Works	09/02/2008	—	50,000	(2)	$0
John Works	06/02/2008	250,000	—			(1)
John Works	03/11/2008	—	25,000	(2)	$0
John Works	02/29/2008	250,000	—			(1)
John Works	02/29/2008	—	25,000	(2)	$0
John Works	02/29/2008	—	25,000	(2)	$0
John Works	02/29/2008	—	25,000	(2)	$0
John Works	11/30/2007	250,000	—			(1)
John Works	11/30/2007	—	25,000	(2)	$0
John Works	11/30/2007	—	25,000	(2)	$0
John Works	11/30/2007	—	50,000	(2)	$0
John Works	08/31/2007	250,000	—			(1)

Name	Date	Number of Shares Granted or Purchased	Number of Shares Sold or Gifted	Price Per Share
John Works	05/31/2007	250,000	—		(1)
William A. Anderson	12/31/2008	432,692	—	$0.026	(3)
William A. Anderson	12/31/2008	201,923	—	$0.026	(4)
William A. Anderson	09/30/2008	75,000	—	$0.15	(3)
William A. Anderson	09/30/2008	35,000	—	$0.15	(4)
William A. Anderson	06/30/2008	36,290	—	$0.31	(3)
William A. Anderson	06/30/2008	16,935	—	$0.31	(4)
William A. Anderson	03/31/2008	28,846	—	$0.39	(3)
William A. Anderson	03/31/2008	13,462	—	$0.39	(4)
William A. Anderson	12/31/2007	41,667	—	$0.27	(3)
William A. Anderson	12/31/2007	19,444	—	$0.27	(4)
William A. Anderson	09/28/2007	27,439	—	$0.41	(3)
William A. Anderson	09/28/2007	12,805	—	$0.41	(4)
William A. Anderson	07/23/2007	15,411	—	$0.73	(3)
William A. Anderson	07/23/2007	7,192	—	$0.73	(4)
Joseph P. McCoy	12/31/2008	432,692	—	$0.026	(3)
Joseph P. McCoy	12/31/2008	288,462	—	$0.026	(4)
Joseph P. McCoy	09/30/2008	75,000	—	$0.15	(3)
Joseph P. McCoy	09/30/2008	50,000	—	$0.15	(4)
Joseph P. McCoy	06/30/2008	36,290	—	$0.31	(3)
Joseph P. McCoy	06/30/2008	24,194	—	$0.31	(4)
Joseph P. McCoy	03/31/2008	28,846	—	$0.39	(3)
Joseph P. McCoy	03/31/2008	19,231	—	$0.39	(4)
Joseph P. McCoy	12/31/2007	41,667	—	$0.27	(3)
Joseph P. McCoy	12/31/2007	27,778	—	$0.27	(4)
Joseph P. McCoy	09/28/2007	27,439	—	$0.41	(3)
Joseph P. McCoy	09/28/2007	18,293	—	$0.41	(4)
Joseph P. McCoy	07/23/2007	15,411	—	$0.73	(3)
Joseph P. McCoy	07/23/2007	10,274	—	$0.73	(4)
Patrick M. Murray	12/31/2008	432,692	—	$0.026	(3)
Patrick M. Murray	09/30/2008	75,000	—	$0.15	(3)
Patrick M. Murray	06/30/2008	36,290	—	$0.31	(3)
Patrick M. Murray	03/31/2008	28,846	—	$0.39	(3)
Patrick M. Murray	12/31/2007	41,667	—	$0.27	(3)
Patrick M. Murray	09/28/2007	27,439	—	$0.41	(3)
Patrick M. Murray	07/23/2007	15,411	—	$0.73	(3)
Myron M. Sheinfeld	12/31/2008	432,692	—	$0.026	(3)
Myron M. Sheinfeld	09/30/2008	75,000	—	$0.15	(3)
Myron M. Sheinfeld	06/30/2008	36,290	—	$0.31	(3)
Myron M. Sheinfeld	03/31/2008	28,846	—	$0.39	(3)
Myron M. Sheinfeld	12/31/2007	41,667	—	$0.27	(3)
Myron M. Sheinfeld	09/28/2007	27,439	—	$0.41	(3)
Myron M. Sheinfeld	07/23/2007	15,411	—	$0.73	(3)
Mark Worthey	12/31/2008	432,692	—	$0.026	(3)
Mark Worthey	09/30/2008	75,000	—	$0.15	(3)
Mark Worthey	09/30/2008	35,000	—	$0.15	(4)
Mark Worthey	06/30/2008	36,290	—	$0.31	(3)
Mark Worthey	06/30/2008	16,935	—	$0.31	(4)
Mark Worthey	03/31/2008	28,846	—	$0.39	(3)
Mark Worthey	03/31/2008	13,462	—	$0.39	(4)
Mark Worthey	12/31/2007	41,667	—	$0.27	(3)
Mark Worthey	12/31/2007	19,444	—	$0.27	(4)
Mark Worthey	09/28/2007	27,439	—	$0.41	(3)
Mark Worthey	09/28/2007	12,805	—	$0.41	(4)

Name	Date	Number of Shares Granted or Purchased	Number of Shares Sold or Gifted	Price Per Share
Mark Worthey	07/23/2007	15,411	—	$0.73	(3)
Mark Worthey	07/23/2007	7,192	—	$0.73	(4)
(1) The securities were acquired at a price of $0.00001 per share pursuant to an option granted in 2006.
(2) Represents a transfer of shares to son under the Colorado Uniform Transfers to Minors Act.
(3) Each non-employee director receives a fee paid as a stock grant based on the stock price at the end of the quarter.  There was no cash paid to acquire the stock.  The price is the closing market price of our common stock on the transaction date.
(4) Each non-employee director may elect to receive meeting fees in stock. There was no cash paid to acquire the stock. The price is the closing market price of our common stock on the transaction date.

PRELIMINARY COPY
RANCHER ENERGY CORP.
999-18th Street, Suite 3400, Denver, Colorado 80202
*** PROXY ***
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John H. Works and Richard Kurtenbach, or either of them, as proxies, with full power of substitution and revocation, the true and lawful attorney and proxies of the undersigned at the Annual Meeting of Stockholders of Rancher Energy Corp. (the “Company”) to be held at 11:00 am (Mountain Daylight Time) on September 30, 2009, at Patton Boggs LLP, 1801 California Street, Suite 4900, Denver, Colorado  80202, or any adjournments thereof, to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Annual Meeting with all powers the undersigned would possess if personally present at the Annual Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Stockholders, dated August 26, 2009, and the accompanying proxy statement of the Company.

1.	Election of the Board of Directors until the next Annual Meeting

1.	John H. Works	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
2.	William A. Anderson	☐	☐	☐
3.	Joseph P. McCoy
4.	Patrick M. Murray	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) to the left of the name(s) of the nominee(s) on the line below.
5.	Myron (Mickey) M. Sheinfeld
6.	Mark A. Worthey

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

The Board of Directors recommends a vote “FOR” the re-election of the directors named above. If no directions are given by the person(s) executing this Proxy, the shares will be voted in favor of the election of the directors named above.  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted for all proposals.

Please date and sign this Proxy exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ______________, 2009
Please print or type your name here

Signature

Signature

Please mark, sign, date and return this Proxy promptly to the addressee in the enclosed stamped envelope. If you have had a change of address, please print or type your new address(es) in the space below: